EXHIBIT 4.1


              SECOND AMENDMENT TO CREDIT AGREEMENT

    This Amendment is made as of this 16th day of April, 1997, by and among INTERRA FINANCIAL INCORPORATED, a Delaware corporation, formerly known as Inter-Regional Financial Group, Inc. (the "Borrower"), the financial institutions that have executed this Amendment (the "Banks") and Norwest Bank Minnesota, National Association, a national banking association, as agent for the Banks (the "Agent").

    The Borrower, the Banks and the Agent have entered into a Credit Agreement dated as of June 29, 1995, as amended by a First Amendment to Credit Agreement dated as of March 14, 1996 (the "Credit Agreement"). The Banks have agreed, severally but not jointly, to make loans to the Borrower on the terms and conditions set forth in the Credit Agreement.

    Loans made by the Banks under the Credit Agreement are evidenced by promissory notes dated as of June 29, 1995 executed by the Borrower in favor of each Bank (each, a "Note"). The
Notes mature on June 30, 1997.

    The Borrower has requested that the Banks and the Agent amend certain provisions of the Credit Agreement, and the Banks and the Agent are willing to do so pursuant to the terms and conditions set forth in this Amendment.

    ACCORDINGLY, the parties hereto hereby agree as follows:

          1. Terms used in this Amendment which are defined in the Credit Agreement shall have the same meanings as defined therein, unless otherwise defined herein.

          2. The Exhibit C referred to in Section 4.4 of the Credit Agreement is hereby replaced with the Exhibit C attached to this Amendment, which new Exhibit C reflects that (i) Interra Lending Services Inc. is a Subsidiary of the Borrower, (ii) Regional Operations Group, Inc. has changed its name to Interra Clearing Services Inc. and (iii) IFG Asset Management Services, Inc. has changed its name to Interra Advisory Services Inc.

          3. The Credit Agreement is hereby amended by adding the following new Section 5.10 immediately following existing
Section 5.9:

          "Section 5.10 Policy and Procedures for Lending by Interra Lending Services. Attached as Exhibit A to the Second Amendment to Credit Agreement dated as of April 16, 1997 are the Policy and Procedures which have been established for Interra Lending Services Inc. ("ILS"). The Borrower covenants and agrees that it will promptly deliver to the Banks any amendment, supplement or restatement to such Policy and Procedures which is adopted after the date of the Second Amendment to Credit Agreement."

          4. Section 6.3(c) of the Credit Agreement is hereby amended by deleting existing Section 6.3(c) in its entirety and by substituting therefor the following new Section 6.3(c):

          "(c) in addition to any guaranties set forth in Exhibit E,

               (i) a guaranty by the Borrower of indebtedness of Interra Lending Services Inc. ("ILS") to The Chase Manhattan Bank ("Chase") pursuant to the guaranty (the "Chase Guaranty") in the form of Exhibit B attached to the Second Amendment to Credit Agreement dated as of April 16, 1997, among the Borrower, the Bank and the Agent; provided, however, that the Banks' consent to the Chase Guaranty is and shall remain effective only for so long as the Borrower and ILS are in compliance with each of the following requirements: (A) the credit facility (and the outstanding indebtedness thereunder) of Chase to ILS does not exceed at any time $50,000,000 in the aggregate, (B) all loans made by Chase to ILS are secured by ILS's pledge of the underlying loans made by ILS to its customers, including the stock pledged by customers of ILS to ILS, (C) if the stock pledged by the customers of ILS to ILS are subject to Rule 144/Rule 145 restrictions, such pledged stock meets Rule 144/Rule 145 requirements for saleability and are not subject to a lockup or other restrictions,
          (D) all loans made by ILS to its customers meet the following minimum equity to collateral requirements with respect to the pledged stock: (1) with respect to each loan at the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 50% and (2) with respect to each loan at all times after the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 35%, and (E) the Chase Guaranty has not been amended without the prior written consent of the Banks,

                (ii)  a guaranty  by the Borrower of indebtedness
          of ILS to Norwest Bank Minnesota, National Association ("Norwest") and/or First Bank National Association ("First Bank") or a syndicate of financial institutions of which Norwest and First Bank are parties (such lender or lenders is herein called the "Additional ILS Lender") pursuant to a guaranty (the "Additional Guaranty") which is similar to the Chase Guaranty; provided, however, that the Banks' consent to the Additional Guaranty is and shall remain effective only for so long as the Borrower and ILS are in compliance with each of the following requirements: (A) the sum of the outstanding indebtedness of Chase to ILS and of the Additional ILS Lender to ILS does not exceed at any time $50,000,000 in the aggregate, (B) all loans made by the Additional ILS Lender to ILS are secured by ILS's pledge of the underlying loans made by ILS to its customers, including the stock pledged by customers of ILS to ILS, (C) if the stock pledged by the customers of ILS to ILS are subject to Rule 144/Rule 145 restrictions, such pledged stock meets Rule 144/Rule 145 requirements for saleability and are not subject to a lockup or other restrictions, (D) all loans made by ILS to its customers meet the following minimum equity to collateral requirements with respect to the pledged stock: (1) with respect to each loan at the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 50% and (2) with respect to each loan at all times after the time such loan is made, the ratio of the pledged stock value minus the loan amount to the pledged stock value is at least 35%, and (E) the Additional Guaranty has not been amended without the prior written consent of the Banks, and

                (iii) guaranties by the Borrower of indebtedness (including capitalized lease obligations) and operating leases of the Subsidiaries (other than the guaranties permitted by Sections 6.3(c)(i) or (ii), 6.3(d) and 6.3(e)(i)); provided that the sum of the aggregate principal amount of indebtedness guaranteed plus the aggregate amount of all payments under operating leases guaranteed under this clause (iii) shall not exceed $6,000,000;"

          5.  All references  in the  Loan  Documents  to  Inter-
Regional Financial Group, Inc. are hereby amended to be references to Interra Financial Corporation. All references in the Loan Documents to Regional Operations Group, Inc. or "ROG" are hereby amended to be references to Interra Clearing Services Inc. All references in the Loan Documents to IFG Asset Management Services, Inc. are hereby amended to be references to Interra Advisory Services Inc.

          6. Except as explicitly amended by this Amendment, all of the terms and conditions of the Credit Agreement shall remain in full force and effect.

          7. The Borrower hereby represents and warrants to the Banks as follows:

          (a) The Borrower has all requisite power and authority to execute this Amendment and to perform all of its obligations hereunder, and this Amendment has been duly executed and delivered by the Borrower and constitutes the legal, valid and binding obligation of the Borrower, enforceable in accordance with its terms.

          (b) The execution, delivery and performance by the Borrower of this Amendment have been duly authorized by all necessary corporate action and do not (i) require any authorization, consent or approval by any governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, (ii) violate any provision of any law, rule or regulation or of any order, writ, injunction or decree presently in effect, having applicability to the Borrower, or the articles of incorporation or by-laws of the Borrower, or (iii) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which the Borrower is a party or by which it or its properties may be bound or affected.

          (c) All of the representations and warranties contained in Article IV of the Credit Agreement are correct on and as of the date hereof as though made on and as of such date, except to the extent that such representations and warranties relate solely to an earlier date.

          8. All references in the Credit Agreement to "this Agreement" shall be deemed to refer to the Credit Agreement as amended hereby; and any and all references in the Loan Documents shall be deemed to refer to the Credit Agreement as amended hereby.

          9. The execution of this Amendment and acceptance of any documents related hereto shall not be deemed to be a waiver of any Default or Event of Default under the Credit Agreement, or breach, default or event of default under any Loan Document or other document held by the Agent, whether or not known to the Agent and whether or not existing on the date of this Amendment.

          10. The Borrower hereby reaffirms its agreement under the Credit Agreement to pay or reimburse the Agent on demand for all costs and expenses incurred by the Agent in connection with the Loan Documents and all other documents contemplated thereby,
including   without    limitation   all   reasonable   fees   and
disbursements of legal counsel. Without limiting the generality of the foregoing, the Borrower specifically agrees to pay all fees and disbursements of counsel to the Agent for the services performed by such counsel in connection with the preparation of this Amendment and the documents and instruments incidental hereto.

          11. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same instrument.

    IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                              INTERRA FINANCIAL INCORPORATED

                              By:  Daniel J. Reuss
                                   ----------------------
                                   Daniel J. Reuss

                              Its: Senior Vice President

                              NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION, as agent

                              By:  Edward J. Meyer
                                   ----------------------
                                   Edward J. Meyer

                              Its: Vice President

                              NORWEST BANK MINNESOTA,
                               NATIONAL ASSOCIATION

                              By:  Edward J. Meyer
                                   ----------------------
                                   Edward J. Meyer

                              Its: Vice President


                              FIRST BANK NATIONAL ASSOCIATION

                              By:  Robert York
                                   ----------------------
                                   Robert York

                              Its:  Senior Vice President